PURCHASE AND AMENDMENT AGREEMENT

         This Purchase and Amendment Agreement (this "Agreement") is made and entered into as of August 3, 2005, by and between Pilgrim's Pride Corporation, a Delaware corporation (the "Company"), and ConAgra Foods, Inc., a Delaware corporation (the "Seller").

                             PRELIMINARY STATEMENTS

         A. The Seller owns 15,443,054 shares of the issued and outstanding common stock, par value $0.01 per share, of the Company (the "Common Stock").

         B. Simultaneously herewith the Company is entering into an underwriting agreement (the "Underwriting Agreement") with one or more underwriters selected by the Company (the "Underwriter") pursuant to which the Company will issue and sell to the Underwriter for cash in connection with a firm commitment underwriting (the "Public Offering") up to 15,443,054 shares of Common Stock (the closing of such issuance and sale pursuant to the Underwriting Agreement is hereinafter referred to as the "Closing" and the date of such Closing is hereinafter referred to as the "Closing Date").

         C. The Seller desires to sell and transfer to the Company, and the Company desires to purchase and redeem from the Seller, 15,443,054 shares of Common Stock, all on and subject to the terms and conditions set forth in this Agreement (such sale and purchase being hereinafter referred to as the "Purchase").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties agree as follows:

                                    ARTICLE I
                          PURCHASE OF THE COMMON STOCK

         1.1 Purchase. On and subject to the terms and conditions of this Agreement, the Company agrees to purchase and redeem from the Seller, and the Seller agrees to sell, assign, transfer and convey to the Company, 15,443,054 shares of Common Stock (the "Shares") at a price equal to $31.23735 per Share (the "Purchase Price").

         1.2      Closing.

         (a) Subject to satisfaction or waiver of the conditions set forth herein, the closing of the Purchase shall take place at the offices of Baker & McKenzie LLP, 2300 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201 on the Closing Date concurrently with or promptly following the Closing (or at such other time or place as shall be mutually agreed upon by the parties hereto).

         (b) At the closing of the Purchase, the Seller shall deliver to the Company the certificates representing the Shares, duly endorsed in blank or accompanied by separate stock powers so endorsed in form and substance reasonably satisfactory to the Company, free and clear of any and all security interests, liens, pledges, claims, encumbrances or rights of third parties whatsoever other than restrictions under the Securities Act of 1933, as amended, and state securities laws.

         (c) Immediately following the Closing and the Company's receipt of proceeds from the Public Offering, the Company shall deliver to the Seller by wire transfer in immediately available funds to an account designated in advance by the Seller (the number for which account shall have been furnished to Company at least one (1) business day prior to the Closing Date) an aggregate amount equal to the Purchase Price payable to the Seller, provided, however, if the timing of the Company's receipt of proceeds from the Public Offering makes it impractical to wire transfer the Purchase Price to the Seller on the Closing Date, then the Company shall wire transfer the Purchase Price to Seller promptly on the next business day following the Closing Date.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents and warrants to the Company as follows:

         2.1 Authorization of Transaction; Enforceability. The Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

         2.2 Governmental Authorization. No consent, approval, authorization, order, license, registration or qualification of or with any Governmental Authority (as defined below) is required for the execution and delivery by the Seller of this Agreement, the performance by the Seller of its obligations hereunder and the consummation by the Seller of the transactions contemplated hereby, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on the ability of the Seller to perform its obligations hereunder or consummate the transactions contemplated hereby on a timely basis. As used herein, the term "Governmental Authority" means any agency, bureau, commission, authority, department, official, political subdivision, tribunal or other instrumentality of any government, whether (a) regulatory, administrative or otherwise, (b) federal, state or local or (c) domestic or foreign.

         2.3 Noncontravention. The execution and delivery by the Seller of this Agreement, the performance by the Seller of its obligations hereunder and the consummation by the Seller of the transactions contemplated hereby will not conflict with or result in a breach or violation of (a) any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Seller or any of its subsidiaries is a party or by which the Seller or any of its subsidiaries is bound or to which any of their property or assets is subject, (b) any applicable law or statute or any order, rule or regulation of any Governmental Authority having jurisdiction over the Seller or any of its subsidiaries or any of their respective properties or (c) any provision of the certificate of incorporation or the bylaws of the Seller.

         2.4 Shares. The Seller holds of record and beneficially good and valid title to the Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended, and state securities laws), security interests, liens, pledges, claims and other encumbrances. Neither the Seller nor any of its subsidiaries hold any other shares of capital stock of the Company other than the Shares.

         2.5 Vesting of Title. Upon consummation of the transactions contemplated by this Agreement and in accordance with the terms hereof, at the closing of the Purchase, the Company will have good title to the Shares free and clear of any and all security interests, liens, pledges, claims, encumbrances or rights of third parties whatsoever.

         2.6 Independent Investigation; Other Considerations. The Seller (a) has the requisite knowledge, sophistication and experience in order to fairly evaluate a disposition of the Shares, including the risks associated therewith, and (b) has adequate information and has made its own independent investigation and evaluation to the extent it deems necessary or appropriate concerning the business, properties, results of operations and financial condition of Company and its subsidiaries taken as a whole to make an informed decision regarding the sale of the Shares pursuant to this Agreement. The Seller understands and acknowledges that the Company intends to sell its shares of Common Stock in the Public Offering at a price per share in excess of the Purchase Price received by the Seller hereunder. Seller acknowledges that: (i) the Company may be, and the Seller is proceeding on the assumption that the Company is, in possession of material, non-public information concerning the Company and its direct and indirect subsidiaries (the "Information") which is not or may not be known to the Seller and that the Company has not disclosed to the Seller; (ii) the Seller is voluntarily assuming all risks associated with the Purchase and expressly warrants and represents (x) other than the representations and warranties expressly made under this Agreement, the Company has not made, and the Seller disclaims the existence of or its reliance on, any representation by the Company concerning it, the Shares or the fairness of the Purchase Price and (y) it is not relying on any disclosure or non-disclosure made or not made, or the completeness thereof, in connection with or arising out of the Purchase, and therefore has no claims against the Company with respect thereto; (iii) if any such claim may exist, the Seller, recognizing its disclaimer of reliance and the Company's reliance on such disclaimer as a condition to entering into this Agreement, covenants and agrees not to assert it against the Company or any of its officers, directors, stockholders, partners, representatives, agents or affiliates; and (iv) the Company shall have no liability, and the Seller waives and releases any such claim that it might have against the Company or its officers, directors, stockholders, partners, representatives, agents and affiliates whether under applicable securities law or otherwise, based on the Company's knowledge, possession or non-disclosure to the Seller of the Information.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Seller as follows:

         3.1 Authorization of Transaction; Enforceability. The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the Company. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions.

         3.2 Governmental Authorization. No consent, approval, authorization, order, license, registration or qualification of or with any Governmental Authority is required for the execution and delivery by Company of this Agreement, the performance by Company of its obligations hereunder and the consummation by Company of the transactions contemplated hereby, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission, and as may be required under state securities or blue sky laws in connection with the Public Offering.

         3.3 Noncontravention. The execution and delivery by Company of this Agreement, the performance by Company of its obligations hereunder and the consummation by Company of the transactions contemplated hereby will not conflict with or result in a breach or violation of (a) any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their property or assets is subject, (b) any applicable law or statute or any order, rule or regulation of any Governmental Authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, or (c) any provision of the certificate of incorporation or the bylaws of the Company.

                                   ARTICLE IV
                             CONDITIONS; TERMINATION

         4.1 Conditions to Obligations of the Company. The obligation of the Company to purchase the Shares hereunder is subject to the satisfaction or waiver on or before the closing of the Purchase of each of the following conditions (any one or more of which may be waived in whole or in part by the Company):

                  (a) No Governmental Authority having jurisdiction over Seller, or any of its respective subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the transactions contemplated herein illegal or otherwise prohibiting consummation of the transactions contemplated herein;

                  (b) The Closing shall have occurred or be concurrently occurring in accordance with the terms of the Underwriting Agreement (including the payment to the Company of the proceeds from such sale as contemplated thereby);

                  (c) The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as though made on and as of such date;

                  (d) The Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it on or before the Closing Date;

                  (e) The Company shall have received a certificate signed by a duly authorized officer of the Seller to the effect set forth in
         Section 4.1(c) and (d) above;

                  (f) The Company shall have received a certificate of non-foreign status from Seller in the format required by Treas. Reg. 1.1445-5(b)(3)(ii)(D)(2) issued pursuant to Section 1445 of the United States Internal Revenue Code, as amended; and

                  (g) The Seller shall have delivered a properly completed W-9 to the Company.

         4.2 Conditions to Obligations of the Seller. The obligation of the Seller to sell the Shares hereunder is subject to the satisfaction or waiver on or before the closing of the Purchase of each of the following conditions (any one or more of which may be waived in whole or in part by the Seller):

                  (a) No Governmental Authority having jurisdiction over the Company, or any of its respective subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the transactions contemplated herein illegal or otherwise prohibiting consummation of the transactions contemplated herein;

                  (b) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as though made on and as of such date;

                  (c) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it on or before the Closing Date; and

                  (d) The Seller shall have received a certificate signed by a duly authorized officer of the Company to the effect set forth in
         Section 4.2(b) and (c) above.

         4.3 Termination. Notwithstanding any provision in this Agreement to the contrary, this Agreement (other than the terms of this Section 4.3, Article V and Article VI, which shall remain in full force and effect) shall terminate (a) upon the date upon which the parties hereto mutually agree in writing to terminate this Agreement, (b) upon the date on which the Underwriting Agreement is terminated in accordance with its terms or (c) if the closing of the Purchase does not occur on or before August 23, 2005, whichever occurs first. Upon termination of this Agreement in accordance with the terms contained herein none of the parties hereto nor any other person shall have any liability or further obligation arising out of this Agreement except for any liability resulting from the breach of this Agreement prior to termination; provided that notwithstanding the foregoing, the rights and obligations of the Seller and the Company under this Section 4.3, Article V and Article VI shall survive.

                                    ARTICLE V
                         AMENDMENTS TO SUPPLY AGREEMENTS

         5.1. Amendment to ConAgra Supply Agreement. Effective as of August 1, 2005, the first sentence of Section 3(b) of the ConAgra Supply Agreement dated November 23, 2003, by and between the Seller and the Company (the "ConAgra Agreement"), is hereby amended and restated in its entirety to read as follows:

                  "All Products supplied to ConAgra and/or the ConAgra Operating Companies hereunder from the Batesville Facility shall be sold at Pilgrim's actual production cost (meat cost plus complex overhead) in producing Products at the Batesville Facility (which, as of the end of ConAgra's April 2003 monthly period was reported on ConAgra's Plant Costs - Consolidated with Debone Report for Period 1-11 of Fiscal Year 2003 (the "Plant Costs Report") as $.4838 per pound) ("Pilgrim's Cost"), plus four cents ($.04) per pound of Product; provided further that the maximum amount of Products that Pilgrim's and the Pilgrim Operating Companies shall be required to supply to ConAgra and the ConAgra Operating Companies hereunder from the Batesville Facility shall not exceed 470,000 head per week of production and shall be in a 40-48 ounce weight range."

         5.2 Termination of Montgomery Supply Agreement. The parties acknowledge and confirm that the Montgomery Supply Agreement dated November 23, 2003, by and between the Seller and the Company (the "Montgomery Agreement"), has been terminated effective as of April 1, 2005 and is of no further force or effect and that, except for amounts owed by the parties to each other under the Montgomery Agreement, which amounts shall be paid in accordance with the terms of such Agreement, neither party has any rights, duties or obligations under the Montgomery Agreement; provided that Section 10 of the Montgomery Agreement shall survive through and including April 1, 2007.

         5.3 Ratification. Except as expressly modified and superseded by the amendment set forth in Section 5.1 above, the terms and provisions of the ConAgra Agreement are ratified and confirmed and shall continue in full force and effect.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 Expenses. Each party hereto shall pay all of the costs, fees and expenses which each incurs incident to the preparation, execution and delivery of this Agreement and all other documents as contemplated by this Agreement and the performance of the obligations hereunder. For the avoidance of doubt, the Company (a) shall bear all fees and expenses with respect to the Public Offering, and (b) consents to the sale of the Securities by the Seller as expressly provided by the Agreement and waives any restrictions to such sale to the Company under the Registration Rights and Transfer Restriction Agreement.

         6.2 Press Releases and Public Announcements. Either party may make any public disclosure it believes in good faith based on the advice of counsel is required to be made so as to not violate applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the parties will use reasonable efforts to advise the other prior to making the disclosure);

         6.3 Entire Agreement. This Agreement, together with the Registration Rights and Transfer Restriction Agreement referenced below, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof; provided that the terms and provisions of that certain Registration Rights and Transfer Restriction Agreement dated November 23, 2003 by and among the Company, Lonnie A. Pilgrim, Lonnie K. Pilgrim and the Seller shall terminate upon the close of the Purchase and the payment of the Purchase Price to Seller in accordance with Section 1.2(c).

         6.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Neither party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

         6.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         6.6 Headings; Construction. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

         6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware and the federal laws of the United States of America without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware and the federal laws of the United States of America.

         6.8 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each party. No waiver by either party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         6.9 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         6.10 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be delivered by United States certified mail, postage pre-paid, or guaranteed overnight delivery by a recognized overnight delivery service, to the Company at 4845 US Hwy 271 N., Pittsburg, Texas 75686-0093, Facsimile 972-290-8950, Attention: Richard A. Cogdill, and to the Seller at One ConAgra Drive, Omaha, NE 68102, Facsimile 402-595-4469, Attention: Frank Sklarsky. Notices shall be deemed received three days following deposit in the United States mail, certified and postage pre-paid, one business day following deposit with a recognized overnight delivery service, when sent if by confirmed facsimile or upon receipt by the recipient if by personal delivery. Any party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         6.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, this being in addition to any other remedy to which they are entitled at law or in equity.

         6.12 Further Actions. The parties hereto agree that after the date of this Agreement, they will, from time to time, upon the reasonable request of the other party hereto, take such further action as such other party may reasonably request to carry out the intent of this Agreement and the transfer and sale of the Shares contemplated hereby.

                [Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PILGRIM'S PRIDE CORPORATION



By:    /s/ Richard A. Cogdill
    ----------------------------------------
Name:  Richard A. Cogdill
     ---------------------------------------
Title: Executive Vice-President, Chief
       Financial Officer, Secretary and Treasurer
      --------------------------------------
CONAGRA FOODS, INC.



By:    /s/ Owen Johnson
    ----------------------------------------
Name:  Owen Johnson
     ---------------------------------------
Title: Executive V.P. & Corporate Secretary
      --------------------------------------